Exhibit 99.1

Paylocity Announces Fourth Quarter and Fiscal Year 2019 Financial Results

•                  Q4 2019 Total Revenue of $120.4 million, up 25% year-over-year

•                  FY 2019 Total Revenue of $467.6 million, up 26% year-over-year

SCHAUMBURG, IL. — August 8, 2019 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the fourth quarter and full fiscal year 2019, which ended June 30, 2019.

“We had a great fiscal 2019, which included 26% revenue growth and 28.7% adjusted EBITDA margins, while also generating record free cash flow,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “I’m also pleased to announce the release of our Learning Management System, which helps us achieve our target PEPY of $400, and we are now setting our new target at $500 PEPY.”

Key Recent Achievements

•                  Q4 2019 Total Revenue of $120.4 million, up 25% year-over-year

•                  FY 2019 Total Revenue of $467.6 million, up 26% year-over-year

•                  FY 2019 GAAP net income of $53.8 million, versus net income of $38.6 million in FY 2018, which includes a non-cash income tax benefit of $21.8 million, a 40% increase

•                  FY 2019 Adjusted EBITDA of $134.0 million or 28.7% of revenue, an increase of 50 basis points from initial FY 2019 guidance in August 2018

Fourth Quarter Fiscal 2019 Financial Highlights

Revenue:

•                  Total revenue was $120.4 million, an increase of 25% from the fourth quarter of fiscal year 2018, as adjusted and as presented on a non-GAAP basis in the table below.

•                  Total recurring revenue was $116.7 million, representing 97% of total revenue and an increase of 26% from the fourth quarter of fiscal year 2018 total recurring revenue, as adjusted and as presented on a non-GAAP basis in the table below.

Operating Income:

•                  GAAP operating income was $9.2 million and Non-GAAP operating income was $21.4 million in the fourth quarter of fiscal year 2019.

Net Income:

•                  GAAP net income was $10.2 million or $0.18 per share for the three months ended June 30, 2019 based on 55.7 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $29.9 million in the fourth quarter of fiscal year 2019.

Fiscal Year 2019 Financial Highlights

Revenue:

•                  Total revenue was $467.6 million, an increase of 26% from fiscal year 2018, as adjusted and as presented on a non-GAAP basis in the table below.

•                  Total recurring revenue was $456.8 million, representing 98% of total revenue and an increase of 26% from fiscal year 2018 total recurring revenue, as adjusted and as presented on a non-GAAP basis in the table below.

Operating Income:

•                  GAAP operating income was $56.2 million and non-GAAP operating income was $100.9 million in fiscal year 2019.

Net Income:

•                  GAAP net income was $53.8 million or $0.97 per share for fiscal year 2019, based on 55.4 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $134.0 million for fiscal year 2019.

Balance Sheet and Cash Flow:

•                  Cash, cash equivalents and invested corporate cash totaled $162.5 million at the end of the year.

•                  Cash flow from operations for fiscal year 2019 was $115.0 million compared to $97.9 million for fiscal year 2018, an increase of 18%.

•                  Free cash flow, a non-GAAP measure, was $76.1 million or 16.3% of revenue for fiscal year 2019 compared to $48.8 million or 12.9% of revenue for fiscal year 2018, an increase of 56% and 340 basis points.

Accounting Update:

We adopted ASC 606 using the modified retrospective method in fiscal 2019, which began on July 1, 2018. Under ASC 606 we will amortize certain sales and implementation expenses over a period of 7 years.

Also as of July 1, 2018 we began recognizing implementation revenue ratably over a period of generally up to 24 months.

In the interest of comparability during this transition year, in the reconciliation table below we are providing revenue for each quarter of fiscal 2018 on a GAAP and non-GAAP, pro-

forma basis giving effect to the change in recognition of implementation revenue for fiscal 2018.

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Revenue

(In thousands)

	Three Months Ended September 30, 2017			Three Months Ended December 31, 2017			Three Months Ended March 31, 2018
	As Reported	Non-GAAP Adjustments (8)	As Adjusted	As Reported	Non-GAAP Adjustments (8)	As Adjusted	As Reported	Non-GAAP Adjustments (8)	As Adjusted
Revenues:
Recurring fees	$77,294	$—	$77,294	$81,292	$—	$81,292	$105,857	$—	$105,857
Interest income on funds held for clients	1,617	—	1,617	1,783	—	1,783	2,719	—	2,719
Total recurring revenues	78,911	—	78,911	83,075	—	83,075	108,576	—	108,576
Implementation services and other	2,589	(1,789)	800	2 929	(1,011)	1,918	4,831	(2,076)	2,755
Total Revenue	$81,500	$(1,789)	$79,711	$86.004	$(1,011)	$84,993	$113,407	$(2.076)	$111,331

	Three Months Ended June 30, 2018			Twelve Months Ended June 30, 2018
	As Reported	Non-GAAP Adjustments (8)	As Adjusted	As Reported	Non-GAAP Adjustments (8)	As Adjusted
Revenues:
Recurring fees	$89,989	$—	$89,989	$354,432	$—	$354,432
Interest income on funds held for clients	2,974	—	2,974	9,093	—	9,093
Total recurring revenues	92,963	—	92,963	363,525	—	363,525
Implementation services and other	3,653	(600)	3,053	14,002	(5,476)	8,526
Total Revenue	$96,616	$(600)	$96,016	$377,527	$(5,476)	$372,051

(8) As adjusted implementation revenue as if we recognized implementation revenue ratably over a period of up to 24 months for each quarter of fiscal 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of August 8, 2019, Paylocity is issuing guidance for the first quarter and full fiscal year 2020 as indicated below.

First Quarter 2020:

•                  Total revenue is expected to be in the range of $123.5 million to $124.5 million, which represents 23% - 24% growth over fiscal 2019 first quarter revenue.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $28.1 million to $29.1 million.

Fiscal Year 2020:

•                  Total revenue is expected to be in the range of $563.5 million to $565.5 million, which represents 21% growth over fiscal 2019 total revenue.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $161.5 million to $163.5 million.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and fiscal year 2019 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 8749097. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity (NASDAQ: PCTY) is a leading provider of payroll and human capital management (HCM) software solutions. Paylocity’s comprehensive product suite delivers a unified platform for professionals to make strategic decisions in the areas of benefits, core HR, payroll, talent, and workforce management, while cultivating a modern workplace and improving employee engagement. Founded in 1997 and headquartered in Schaumburg, Ill., Paylocity has consistently been recognized nationally for its innovation, culture, and growth. Most recently, Paylocity was honored as #20 on Glassdoor’s Best Places to Work Employees’ Choice list; highlighted on several G2 Crowd Grid® Reports, including leading Satisfaction scores on 13 HCM software-focused reports; recognized as a top HR performer on the Workforce 100; and ranked #27 on Crain’s Fast 50 list of fastest-growing Chicago-area companies, among receiving a number of other national and local awards. For more information about Paylocity, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, acquisition-related costs and lease exit costs. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, lease exit costs and accelerated depreciation expense and acquisition-related costs. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs and lease exit costs and accelerated depreciation expense. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs, lease exit costs and accelerated depreciation expense and the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Included in the press release, we also refer to non-GAAP revenue. Effective July 1, 2018, we began recognizing implementation revenue ratably over a period of generally up to 24 months. To allow investors comparability to prior year results, we have provided comparable information on fiscal 2018 as if we had recognized implementation revenue ratably over a period of up to 24 months during fiscal 2018. However, for periods beginning before adoption, those adjusted financial measures are considered not to be calculated in accordance with GAAP and are thus presented as non-GAAP financial metrics.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 10, 2018.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	June 30,
	2018	2019
Assets
Current assets:
Cash and cash equivalents	$137,193	$132,476
Corporate investments	732	29,314
Accounts receivable, net	3,453	4,358
Deferred contract costs	—	21,677
Prepaid expenses and other	11,248	13,895

Total current assets before funds held for clients	152,626	201,720
Funds held for clients	1,225,614	1,394,469

Total current assets	1,378,240	1,596,189
Capitalized internal-use software, net	21,094	27,486
Property and equipment, net	62,029	70,056
Intangible assets, net	13,002	10,751
Goodwill	9,590	9,590
Long-term deferred contract costs	—	81,422
Long-term prepaid expenses and other	1,504	1,975
Deferred income tax assets, net	22,140	6,472

Total assets	$1,507,599	$1,803,941

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,990	$3,954
Accrued expenses	42,241	57,625

Total current liabilities before client fund obligations	45,231	61,579
Client fund obligations	1,225,614	1,394,469

Total current liabilities	1,270,845	1,456,048
Deferred rent	22,812	31,263
Other long-term liabilities	1,118	1,723
Deferred income tax liabilities, net	—	6,943

Total liabilities	$1,294,775	$1,495,977
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2018 and June 30, 2019	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2018 and June 30, 2019; 52,758 shares issued and outstanding at June 30, 2018 and 53,075 shares issued and outstanding at June 30, 2019	53	53
Additional paid-in capital	219,588	207,982
Retained earnings (accumulated deficit)	(6,678)	99,817
Accumulated other comprehensive income (loss)	(139)	112
Total stockholders’ equity	$212,824	$307,964
Total liabilities and stockholders’ equity	$1,507,599	$1,803,941

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2018	2019	2018	2019
Revenues:
Recurring fees	$89,989	$110,943	$354,432	$436,955
Interest income on funds held for clients	2,974	5,717	9,093	19,881
Total recurring revenues	92,963	116,660	363,525	456,836
Implementation services and other	3,653	3,713	14,002	10,797
Total revenues	96,616	120,373	377,527	467,633
Cost of revenues:
Recurring revenues	27,298	32,409	104,009	125,211
Implementation services and other	11,448	7,685	45,188	28,640
Total cost of revenues	38,746	40,094	149,197	153,851
Gross profit	57,870	80,279	228,330	313,782
Operating expenses:
Sales and marketing	26,702	31,912	95,484	112,599
Research and development	10,418	13,443	37,645	50,329
General and administrative	25,914	25,715	79,252	94,630
Total operating expenses	63,034	71,070	212,381	257,558
Operating income (loss)	(5,164)	9,209	15,949	56,224
Other income	337	667	802	1,822
Income (loss) before income taxes	(4,827)	9,876	16,751	58,046
Income tax expense (benefit)	(3,274)	(365)	(21,847)	4,223

Net income (loss)	$(1,553)	$10,241	$38,598	$53,823

Other comprehensive income (loss), net of tax
Unrealized gains (losses) on securities, net of tax	32	90	(139)	251
Total other comprehensive income (loss), net of tax	32	90	(139)	251
Comprehensive income (loss)	$(1,521)	$10,331	$38,459	$54,074

Net income (loss) per share:
Basic	$(0.03)	$0.19	$0.74	$1.02
Diluted	$(0.03)	$0.18	$0.70	$0.97

Weighted-average shares used in computing net income (loss) per share:
Basic	52,699	53,017	52,425	52,914
Diluted	52,699	55,692	54,887	55,414

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2018	2019	2018	2019
Cost of revenue — recurring	$773	$898	$3,026	$3,679
Cost of revenue — implementation services and other	294	462	1,522	1,865
Sales and marketing	1,646	2,208	7,502	8,059
Research and development	1,040	1,364	4,076	5,844
General and administrative	4,871	5,286	15,691	21,567
Total	$8,624	$10,218	$31,817	$41,014

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended June 30,
	2017(1)	2018(1)	2019
Cash flows from operating activities:
Net income	$6,718	$38,598	$53,823
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	26,734	30,354	38,765
Depreciation and amortization expense	21,027	30,202	34,564
Deferred income tax expense (benefit)	152	(21,870)	4,134
Provision for doubtful accounts	113	296	283
Net accretion of discounts and amortization of premiums on available-for-sale securities	—	(443)	(2,230)
Net realized losses on sales of available-for-sale securities	—	2	—
Loss on disposal of equipment	253	227	454
Changes in operating assets and liabilities:
Accounts receivable	(472)	(1,494)	(1,188)
Deferred contract costs	—	—	(34,992)
Prepaid expenses and other	(2,074)	(2,141)	389
Accounts payable	219	740	(75)
Accrued expenses	6,465	11,641	13,625
Tenant improvement allowance	2,845	11,754	7,480
Net cash provided by operating activities	61,980	97,866	115,032
Cash flows from investing activities:
Purchases of available-for-sale securities and other	—	(196,597)	(250,685)
Proceeds from sales and maturities of available-for-sale securities	—	73,044	246,243
Capitalized internal-use software costs	(13,641)	(15,638)	(20,142)
Purchases of property and equipment	(21,338)	(21,676)	(11,280)
Lease allowances used for tenant improvements	(2,845)	(11,754)	(7,480)
Acquisition of business, net of cash and funds held for clients’ cash and cash equivalents	—	(6,658)	—
Net cash used in investing activities	(37,824)	(179,279)	(43,344)
Cash flows from financing activities:
Net change in client fund obligations	(297,163)	281,467	168,855
Payment of contingent consideration	—	—	(1,000)
Repurchases of common shares	—	—	(34,991)
Proceeds from exercise of stock options	34	—	85
Proceeds from employee stock purchase plan	3,677	4,304	5,982
Taxes paid related to net share settlement of equity awards	(11,342)	(10,554)	(24,207)
Excess tax benefits from stock-based compensation	447	—	—
Net cash provided by (used in) financing activities	(304,347)	275,217	114,724
Net change in cash, cash equivalents and funds held for clients’ cash and cash equivalents	(280,191)	193,804	186,412
Cash, cash equivalents and funds held for clients’ cash and cash equivalents—beginning of year	1,326,118	1,045,927	1,239,731
Cash, cash equivalents and funds held for clients’ cash and cash equivalents—end of year	$1,045,927	$1,239,731	$1,426,143
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowances received from landlords	$—	$1,956	$1,264
Purchase of property and equipment and internal-use software, accrued but not paid	$667	$659	$4,260
Supplemental Disclosure of Cash Flow Information
Cash paid (refunds received) for income taxes	$28	$(53)	$412
Reconciliation of cash, cash equivalents and funds held for clients’ cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$103,468	$137,193	$132,476
Funds held for clients’ cash and cash equivalents	942,459	1,102,538	1,293,667
Total cash, cash equivalents and funds held for clients’ cash and cash equivalents	$1,045,927	$1,239,731	$1,426,143

(1)                                 Certain amounts have been reclassified to reflect the adoption of Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force).”

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$57,870	$80,279	$228,330	$313,782
Amortization of capitalized internal-use software costs	3,957	4,067	14,315	16,921
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,067	1,360	4,548	5,544
Adjusted gross profit	$62,894	$85,706	$247,193	$336,247

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$92,963	$116,660	$363,525	$456,836
Cost of recurring revenues	27,298	32,409	104,009	125,211
Recurring gross profit	65,665	84,251	259,516	331,625
Amortization of capitalized internal-use software costs	3,957	4,067	14,315	16,921
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	773	898	3,026	3,679
Adjusted recurring gross profit	$70,395	$89,216	$276,857	$352,225

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation from operating income (loss) to non-GAAP operating income:
Operating income (loss)	$(5,164)	$9,209	$15,949	$56,224
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,624	10,218	31,817	41,014
Lease exit costs & accelerated depreciation expense (3)	3,996	1,417	3,996	1,417
Amortization of acquired intangibles	619	563	1,695	2,251
Acquisition-related costs (1)	—	—	191	—
Non-GAAP operating income	$8,075	$21,407	$53,648	$100,906

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation from net income (loss) to non-GAAP net income:
Net income (loss)	$(1,553)	$10,241	$38,598	$53,823
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,624	10,218	31,817	41,014
Amortization of acquired intangibles	619	563	1,695	2,251
Acquisition-related costs (1)	—	—	191	—
Lease exit costs & accelerated depreciation expense (3)	3,996	1,417	3,996	1,417
Income tax effect on adjustments (4)	(3,310)	(2,196)	(9,425)	(11,617)
Valuation allowance release (5)	(186)	—	(22,771)	—
Excess tax benefit related to employee stock-based compensation payments (6)	(814)	(1,189)	(11,787)	(10,541)
Impact of tax reform (7)	(1,191)	—	8,626	—
Non-GAAP net income	$6,185	$19,054	$40,940	$76,347

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Calculation of non-GAAP net income per share:
Non-GAAP net income	$6,185	$19,054	$40,940	$76,347
Diluted weighted-average number of common shares (pro forma for the three months ended June 30, 2018)	55,354	55,692	54,887	55,414
Non-GAAP net income per share	$0.11	$0.34	$0.75	$1.38

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	52,699	55,692	54,887	55,414
Weighted-average effect of potentially dilutive shares	2,655	—	—	—
Diluted weighted-average number of common shares (pro forma for the three months ended June 30, 2018)	55,354	55,692	54,887	55,414

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$(1,553)	$10,241	$38,598	$53,823
Interest expense	—	—	—	—
Income tax expense (benefit)	(3,274)	(365)	(21,847)	4,223
Depreciation and amortization expense	9,562	9,351	30,202	34,564
EBITDA	4,735	19,227	46,953	92,610
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,624	10,218	31,817	41,014
Acquisition-related costs (1)	—	—	191	—
Lease exit costs (2)	2,336	423	2,336	423
Adjusted EBITDA	$15,695	$29,868	$81,297	$134,047

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$26,702	$31,912	$95,484	$112,599
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,646	2,208	7,502	8,059
Non-GAAP Sales and Marketing	$25,056	$29,704	$87,982	$104,540

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$10,418	$13,443	$37,645	$50,329
Capitalized internal-use software costs	4,196	5,436	15,638	20,142
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,040	1,364	4,076	5,844
Non-GAAP Total Research and Development	$13,574	$17,515	$49,207	$64,627

	Three months Ended June 30,		For the year Ended June 30,
	2018	2019	2018	2019
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$25,914	$25,715	$79,252	$94,630
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,871	5,286	15,691	21,567
Amortization of acquired intangibles	619	563	1,695	2,251
Lease exit costs & accelerated depreciation expense (3)	3,996	1,417	3,996	1,417
Acquisition-related costs (1)	—	—	191	—
Non-GAAP General and Administrative	$16,428	$18,449	$57,679	$69,395

	For the year Ended June 30,
	2018	2019
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$97,866	$115,032
Capitalized internal-use software costs	(15,638)	(20,142)
Purchases of property and equipment	(21,676)	(11,280)
Lease allowances used for tenant improvements	(11,754)	(7,480)
Free Cash Flow	$48,798	$76,130

(1) Acquisition-related costs: Includes legal, accounting and other professional fees as well as various other costs directly associated with acquisitions.

(2) Lease exit costs: Includes the acceleration of rent and other expenses associated with the remaining lease term on our previous headquarters as a result of the transition to the Company’s new headquarters in Schaumburg, Illinois.

(3) Lease exit costs and accelerated depreciation expense: Includes the lease exit costs outlined above in item (2) as well as accelerated depreciation expense related to property and equipment as a result of the transition to the Company’s new headquarters in Schaumburg, Illinois.

(4) Income tax effect on adjustments: Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock release and option exercises, amortization of acquired intangibles, acquisition-related costs and lease exit costs and accelerated depreciation expense.

(5) Valuation allowance release: We established a valuation allowance on all of our net deferred tax assets except for deferred tax liabilities associated with indefinite-lived intangible assets during fiscal 2014, given that we determined that it was more likely than not that we would not recognize the benefits of its net operating loss carryforwards prior to their expiration. As a result of our improving financial performance, including net income in fiscal 2017 and fiscal 2018 and other factors, we released our valuation allowance against net deferred tax assets, resulting in a one-time, non-cash increase to net income.

(6) Excess tax benefit related to employee stock-based compensation payments: Net federal and state tax windfall or shortfall benefits related to employee stock-based compensation payments.

(7) Impact of tax reform: On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the Act) was signed into law. During fiscal 2018 we recorded an increase in our income tax provision due to the enactment of the Act. This increase to the provision for income taxes related to a reduction in net deferred tax assets, and is excluded from our non-GAAP financial measures because it is an expense that we do not consider part of ongoing operations.